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                                                                   EXHIBIT 10.45

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of September 1, 2001, by and between Avery Communications, Inc. (the "Company"), a Delaware corporation, and Robert T Isham, Jr. (the "Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company wishes to retain the Consultant's services and the Consultant desires to provide his services to the Company upon the terms set forth herein; and

     WHEREAS, Mr. Isham is currently a director of the Company; and

     WHEREAS, the terms of this Agreement have been disclosed to the Board of Directors of the Company and the Board of Directors of the Company has, in good faith, authorized this Agreement by the affirmative vote of a majority of the disinterested directors in accordance with Section 144 of the Delaware General Corporation Law (the "DGCL");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

     Section 1. Consulting Services. During the term of this Agreement, the Consultant shall render to the Company, its subsidiaries and affiliates, such consulting services relating to the Company, its subsidiaries and affiliates as may be reasonably requested at any time and from time to time by the Board of Directors or the Chief Executive Officer of the Company (the "Consulting Services"). Such Consulting Services may include, but shall not be limited to, advice and assistance in connection with strategy and business plan development, strategic and other alliances, mergers, acquisitions and other business combinations, technology developments and trends, governmental relations, financial planning and other matters relating to the conduct of the business of the Company and its subsidiaries and affiliates. Consulting Services may be rendered by members, employees, agents and representatives of the Consultant in person at the offices of the Company, or any of its subsidiaries or affiliates, at some other mutually agreeable place, by telephone or by correspondence. The Consultant will render Consulting Services hereunder as requested by the Company and agreed to by the Consultant. The Company acknowledges that Consultant has significant other business activities and that the Consultant shall have the right to allocate Consultant's time between the performance of Consulting Services and such other business activities as the Consultant may determine in his sole discretion. The foregoing notwithstanding, however, the Consultant acknowledges and agrees that the Company is entering into this Agreement primarily for the purpose of having the consulting services of Consultant available to the Company throughout the term of this Agreement. Accordingly, the Consultant agrees that Consultant will at all times during the term of this Agreement devote such time and attention to the Company's matters as are necessary for the Consultant to complete his Consulting Services to the Company as contemplated hereby.

     Section 2. Consulting Fees. In consideration of the Consulting Services to be provided by the Consultant hereunder, the Company shall compensate the Consultant as follows:

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     (a) The Company shall pay to the Consultant $20,000 per month during the term of this Agreement, payable in advance on the first business day of each month, commencing on September 4, 2001. In addition, the Company shall pay to the Consultant an additional, non-accountable expense allowance of $1,000 per month to defray the costs of office equipment, rent, secretarial services and other similar expenses ("Overhead Expenses"). In no event shall any portion of any payments made to the Consultant hereunder be refundable in the event of the termination of this Agreement for any reason.

     (b) The Company shall reimburse the Consultant for all out-of-pocket expenses reasonably incurred by the Consultant in connection with the provision of Consulting Services hereunder, other than Overhead Expenses. The Consultant's right to reimbursement of such expenses is hereby expressly conditioned on the Company's receipt of appropriate documentation of such expenses so as to preserve any claim of deductibility of such expenses by the Company for Federal income tax purposes. Approved expenses shall be reimbursed promptly upon receipt of all required documentation.

     Section 3. Term; Termination. This Agreement shall be effective as of September 4, 2001 and shall expire, unless earlier terminated as provided below, on December 31, 2002. This Agreement shall terminate immediately upon the death or permanent disability of Consultant. In the event of any such termination, the Company shall have no further obligation to pay the fees specified in Section 2(a); provided, however, that such termination shall not affect the Company's obligation to reimburse the Consultant in accordance with Section 2(b) for any expenses incurred prior to such termination.

     Section 4. Status of Consultant. (a) The Consultant shall be an independent contractor with respect to the Consulting Services to be rendered hereunder. Neither the Consultant nor any of his employees, agents or representatives shall be considered as having employee status with the Company or its subsidiaries or affiliates and shall not be entitled to participate in any of the employee benefit and/or welfare plans maintained by the Company, its subsidiaries or its affiliates. The Consultant's engagement hereunder shall not preclude the Consultant or his employees, agents or representatives from providing services to another person or entity who or which does not compete with the Company on either a part-time or full-time basis.

     (a) The Consultant shall be responsible for the withholding and/or payment of all federal, state and local income taxes and social security taxes, workers compensation, state disability and unemployment contributions or premiums or other taxes or contributions under any benefit program mandated by applicable law, associated with the fees received by the Consultant or any payments made by the Consultant to his employees, agents or representatives.

     (b) For purposes of Section 145 of the DGCL and the provisions of the Company's Certificate of Incorporation and By-laws, the Consultant and his employees, agents and representatives shall each have the status of an "agent" of the Company and, accordingly, shall be entitled to indemnification and advancement of expenses from the Company in connection with the Consulting Services to be rendered hereunder to the fullest extent provided by the DGCL and the provisions of the Company's Certificate of Incorporation and By-laws. In


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addition, to the maximum extent permitted by applicable law, the Company shall indemnify and hold harmless the Consultant and his employees, agents and representatives against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (collectively, "Damages") arising out of, resulting from or incurred in connection with the provision of Consulting Services by the Consultant, except and only to the extent that such Damages are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Consultant or his employees, agents or representatives. Further, the Company acknowledges that neither the Consultant nor his employees, agents or representatives shall have any liability to the Company or his shareholders for any Damages arising out of, resulting from or incurred in connection with the provision of Consulting Services by the Consultant, except and only to the extent that such Damages are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Consultant or his employees, agents or representatives.

     (c) In connection with the provision of the Consulting Services, the Consultant shall not act in any manner to discriminate against or harass any person due to the race, color, age, sex, national origin, ancestry, religion, disability or other factor prohibited by federal, state or local law.

     Section 5.   Confidentiality Covenant; Non-solicitation.

     (a) The Consultant recognizes that during the course of performing Consulting Services hereunder the Consultant will have access to and will acquire confidential and proprietary information relating to the Company, its subsidiaries and affiliates (the "Proprietary Information"). The Consultant acknowledges that the Proprietary Information has been and will continue to be of critical importance to the business and operations of the Company, its subsidiaries and affiliates. Accordingly, the Consultant shall, and shall cause his employees, agents and representatives to, use such Proprietary Information only in connection with the provision of Consulting Services hereunder and shall not, without the express prior written consent of the Company, directly or indirectly disclose any Proprietary Information to any other person or use any such Proprietary Information, either directly or indirectly, for his benefit or for the benefit of any third party. Upon any termination or expiration of this Agreement, at the Company's request, the Consultant shall, and shall cause his employees, agents and representatives to, return to the Company all Proprietary Information provided to the Consultant by the Company, his subsidiaries or affiliates and shall destroy all other Proprietary Information then in his possession or subject to his control and shall certify such destruction to the Company. Under no circumstances shall the Consultant retain or permit his employees, agents and representatives to retain any copies of materials containing Proprietary Information, or any documents, notes, memoranda, studies, analyses or other material reduced to a tangible form containing Proprietary Information. The Consultant's obligations under this Section 5(a) shall survive any termination or expiration of this Agreement forever.

     The term "Proprietary Information" does not include information which (i) is or becomes generally available to the public (other than as a result of a disclosure by the Consultant,


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his employees, agents or representatives), (ii) becomes available to the
Consultant, his employees, agents or representatives on a non-confidential basis from a source other than the Company or one of its representatives which the Consultant reasonably believes is entitled to disclose it, or (iii) was already in the possession of the Consultant or his employees, agents or representatives on a non-confidential basis prior to its disclosure to the Consultant by the Company or one of its representatives.

     (b) During the term of this Agreement and for one year thereafter, the Consultant shall not, and shall cause his employees, agents and representatives not to, without the express prior written consent of the Company, directly or indirectly, (i) solicit or assist any third party in soliciting for employment any person employed by the Company, his subsidiaries or affiliates (collectively, "Employees"), or (ii) employ, attempt to employ or materially assist any third party in employing or attempting to employ any Employee. The Consultant's obligations under this Section 5(b) shall survive any termination or expiration of this Agreement.

     (c) The Consultant acknowledges that, in the event of any breach of this
Section 5 by Consultant or his employees, agents and representatives, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the Company, in addition to any other remedy to which it may be entitled, shall be entitled to temporary, preliminary and permanent injunctive relief to prevent breaches of the provisions of this
Section 5 and to compel specific performance of the provisions hereof. The Company shall not be required to post a bond or other security in connection with the granting of any such relief. These remedies shall not be deemed to be exclusive remedies for a violation of this Agreement but shall be in addition to all other remedies available to the Company at law or in equity.

     (d) The Consultant shall be responsible for assuring compliance by his employees, agents and representatives with the provisions of this Section 5.

     Section 6. Representations. The Consultant represents and warrants to the Company that (i) Consultant has full power and authority to enter into this Agreement and to perform the services provided for hereunder; (ii) the performance of the services does not, and will not, violate any law, rule, regulation, judgment or order of any court binding on Consultant or his employees, agents or representatives and does not, and will not, in any way violate or conflict with any agreement, understanding or arrangement to which Consultant or his employees, agents and representatives is a party or by which any of them may be bound, including, without limitation, any non-competition or confidentiality agreement; (iii) neither the Consultant nor his employees, agents and representatives is in any way precluded from performing the Consulting Services; and (iv) this Agreement is a valid and binding Agreement of the Consultant, enforceable against Consultant in accordance with its terms.

     Section 7. Severability. The invalidity of any portion hereof shall not effect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law.


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     Section 8.   Benefits of Agreement. This Agreement shall inure to the
benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Any assignment or purported assignment by the Consultant in violation of this Section 8 shall be null and void.

     Section 9. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied agreements and understandings among the parties with respect to such matters.

     Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 11. Amendment and Modifications. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

     Section 12. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:


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     If to the Company:               Avery Communications, Inc.
                                      190 South LaSalle Street
                                      Suite 1710
                                      Chicago, Illinois 60603
                                      Telephone:   (312) 419-0077
                                      Facsimile:   (312) 419-0172
                                      Attention:   Patrick J. Haynes, III


     If to Consultant:                Robert T. Isham, Jr.


                                      Telephone:
                                      Facsimile

or at such other addresses as shall be furnished in writing to the other party hereto.

     Section 13. Titles and Headings. The headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                      [Signature page immediately follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   AVERY COMMUNICATIONS, INC.



                                   By:  /s/ PATRICK J. HAYNES, III
                                        ----------------------------------------
                                   Name:    Patrick J. Haynes, III
                                   Title:   Chairman of the Board, President
                                            and Chief Executive Officer

                                   CONSULTANT

                                   /s/ ROBERT T. ISHAM, JR.
                                   ---------------------------------------------
                                   Robert T. Isham, Jr.


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